UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2010

AMP HOLDING INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53704	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4540 Alpine Avenue, Blue Ash, Ohio 45242
(Address of principal executive offices) (zip code)

513-297-3640
(Registrant's telephone number, including area code)

Copies to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, New York 11570
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into A Material Definitive Agreement

Item 3.02     Unregistered Sales of Equity Securities

AMP Holding Inc. (the “Company”) from March 15, 2010 through May 28, 2010, has sold an aggregate of 2,000,000 shares of common stock for an aggregate purchase price of $800,000 to accredited investors.  The closings occurred on the following dates:

•	On March 15, 2010, the Company sold 625,000 shares of common stock for an aggregate consideration of $250,000.
•	On April 7, 2010, the Company sold 200,000 shares of common stock for an aggregate consideration of $80,000.
•	On April 12, 2010, the Company sold 62,500 shares of common stock for an aggregate consideration of $25,000.
•	On April 16, 2010, the Company sold 112,500 shares of common stock for an aggregate consideration of $45,000.
•	On April 23, 2010, the Company sold 250,000 shares of common stock for an aggregate consideration of $100,000.
•	On May 6, 2010 the Company sold 175,000 shares of common stock for an aggregate consideration of $70,000.
•	On May 20, 2010 the Company sold 75,000 shares of common stock for an aggregate consideration of $30,000.
•	On May 28, 2010 the Company sold 500,000 shares of common stock for an aggregate consideration of $200,000.

The shares of common stock were offered and sold to the investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 (the “Securities Act”) and/or Rule 506 promulgated under the Securities Act. The investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act.

 In addition, the Company compensated John Carris Investments LLC, as placement agent (the “Placement Agent”), for assisting in the sale of common stock by paying it commissions in the aggregate amount of $80,000 and issuing the Placement Agent a common stock purchase warrant to purchase 200,000 shares of the Company’s common stock at an exercise price of $.40 per share.

On May 28, 2010, the Company entered into a Services Agreement (the “Moran Agreement”) with Maggie Moran (“Moran”), a director of the Company, whereby Moran will provide certain business advisory services (the “Services”) to the Company including assisting the Company with its application for government grants.  As compensation for providing the Services, the Company will pay Moran an annual fee of $40,000 on a quarterly basis.  As additional compensation for providing the Services, the Company will issue common stock options to acquire 175,000 shares of common stock (the “Options”) at a fixed price of $0.40 per share for a period of five years.  The Options will vest quarterly in equal installments over a period of two (2) years at a rate of 21,875 shares of common stock per quarter.

On May 28, 2010 the Company entered into a Consulting Agreement (the “Pharmacy Agreement”) with Pharmacy Management Strategies, LLC (“Pharmacy”) whereby Pharmacy will provide certain business development related  services (the “PMS Services”) to the Company.  As compensation for providing the PMS Services, the Company issued Pharmacy a common stock purchase warrant (the “Warrant”) to acquire 350,000 shares of common stock for a period of five (5) years at an exercise price of $0.40 per share, which will vest quarterly in equal installments over a period of two (2) years at a rate of 43,750 shares of common stock per quarter.

On May 28, 2010 the Company entered into a Services Agreement (the “Valerio Agreement”) with Mark Valerio (“Valerio”) whereby Valerio will provide certain business development-related services relating to the sale of vehicles through GM dealerships (the “Valerio Services”) to the Company.  As compensation for providing the Valerio Services, the Company will issue Valerio an option to purchase 250,000 shares of common stock (the “Valerio Options”) for a term of three years with a per share exercise price of $0.40.  The Valerio Options will vest according to the following schedule:  100,000 shares under the Valerio Options may be exercised as of the date of the Valerio Agreement (the “Effective Date”); 50,000 shares under the Valerio Options may be exercised within six months of the Effective Date; 50,000 shares under the Valerio Options may be exercised within 12 months of the Effective Date; and 50,000 shares under the Valerio Options may be exercised within 18 months of the Effective Date.

On June 1, 2010, the Company and CSIR Group, LLC (“CSIR”) entered into a letter agreement (the “Letter Agreement”) amending that certain services agreement  between the Company and CSIR, dated October 20, 2009.  CSIR  provides investor relations to the Company.   Pursuant to the Letter Agreement, in addition to a monthly fee, the Company agreed to issue CSIR a common stock purchase warrant (the “Warrant”) to acquire 240,000 shares of common stock on a cashless basis at an exercise price of $0.40 per share for a period of five years.  The Warrants will vest quarterly in installments of 30,000 over the initial two years of the term of the Warrant.

The above securities were issued to the various consultants in private transactions made in reliance upon exemptions for registration pursuant to Section 4(2) under the Securities Act.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01      Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
4.1	Form of Subscription Agreement by and between AMP Holding Inc. and the April 2010 Accredited Investors (1)

(1)  Incorporated by reference to the Form 8-K Current Report as filed with the Securities and Exchange Commission on March 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMP HOLDING INC.

Date: June 2, 2010	By:	/s/ Stephen S. Burns
Name: Stephen S. Burns
Title: CEO